UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2017

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 7.01.  Regulation FD Disclosure

On May 31, 2017, United Therapeutics Corporation (the “Company”) entered into an agreement with Citibank, N.A. (“Citibank”) relating to a collared accelerated share repurchase program (the “ASR Program”).  Pursuant to the terms of the agreement, the Company will purchase $250 million of its common stock.  The total number of shares to be purchased ultimately by the Company under the ASR Program will generally be based on the average of the daily Rule 10b-18 volume-weighted average prices of United Therapeutics’ common stock during the term of the agreement, less an agreed discount, subject to lower and upper stock price limits that establish the minimum and maximum number of shares that can be repurchased.  The actual number of shares purchased will be determined at the completion of the ASR Program.  The ASR Program is scheduled to be completed in the fourth quarter of 2017, although it may be completed earlier at Citi’s election.

On June 1, 2017, United Therapeutics expects to borrow $250 million aggregate principal amount under its revolving credit facility, dated as of January 29, 2016 (the “Revolving Loans”).  The proceeds of the Revolving Loans will be used to pay the initial purchase price of its common stock to Citibank under the ASR Program.

The information contained in this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: June 1, 2017	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel